PROSPECTUS dated March 29, 1995              Pricing Supplement No. 26
PROSPECTUS SUPPLEMENT                        to Registration No. 33-57833
Dated March 29, 1995                         December 4, 1995
                                             Rule 424(b)(3)



                          MORGAN STANLEY GROUP INC.
                        MEDIUM - TERM NOTES, SERIES C

Floating Rate Notes Due More Than 9 Months From Date of Issue

Principal Amount:  $50,000,000         Annual Redemption
                                       Percentage          N/A
                                       Reduction:

Maturity Date:     December 8, 1997    Interest Payment    The third
                                       Dates:              Wednesday of
                                                           March, June,
                                                           September, and
                                                           December

Interest Rate          CD Rate         Interest Reset      The third
Basis:             ---                 Dates:              Wednesday of
                                                           March, June,
                       Commercial                          September, and
                   --- Paper Rate                          December

                       Federal Funds   Interest Payment    Quarterly
                   --- Rate            Period:

                    X  LIBOR           Interest Reset      Quarterly
                   ---                 Period:

                       Prime Rate      Interest            Two London Banking
                   ---                 Determination       Days prior to the
                                       Dates:              Interest Reset
                       Treasury Rate                       Date
                   ---
                                       Settlement Date:    December 7, 1995
                       Other           (Original Issue
                   ---                  Date)

Applicability of   Yes
Modified Banking
Day Convention:
                                       Ranking:            Senior
Index Maturity:    3-Month
                                       Calculation Agent:  Chemical Bank
Spread:            +0.07%
                                       Book Entry Note or  Book Entry
                                       Certified:
Spread Multiplier: N/A
                                       Reporting Service:  Telerate 3750
Maximum Interest   N/A
Rate:
                                       Alternative Rate    N/A
                                       Event Spread:
Minimum Interest   N/A
Rate:
                                       Put/Call Date:      N/A
Initial Repayment  N/A
Date:
                                       Put/Call Price:     N/A
Initial Repayment
Percentage         N/A                 Put/Call            N/A
Reduction:                             Modification:

Interest Accrual   December 7, 1995    Initial Interest    March 20, 1996
Date:                                  Reset Date:

Initial Interest   To be determined    Initial Redemption  N/A
Rate:              on December 7,      Percentage:
                   1995

Initial Redemption N/A
Date:


Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.